EXHIBIT 5

Robert J. Regan
SCHIFF HARDIN & WAITE
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7300 Sears Tower
Chicago, Illinois 60606
(312) 258-5606


                                   April 30, 1996



Securities and Exchange Commission
Filing Desk -- Stop 1-4
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

     Re:  Illinova Corporation -- Registration of 5,000,000
          Shares of Common Stock, No Par Value, on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to Illinova Corporation, an Illinois corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") covering 5,000,000 shares of Common Stock, no par value (the "Common Stock"), to be issued pursuant to Illinova Investment Plus, a stock purchase and dividend reinvestment plan (the "Plan").

     In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

     Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are originally issued in accordance with the terms of the Plan and as contemplated in the Registration Statement, will, when so issued, be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   SCHIFF HARDIN & WAITE

                                   By:  /s/ Robert J. Regan
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                                        Robert J. Regan